Exhibit 23.8

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the TerraForm Global, Inc. 2014 Long-Term Incentive Plan of our reports dated May 7, 2015, with respect to the financial statements of Hidroeléctrica Santa Cruz S.A.C and Empresa de Generación Eléctrica de Junín S.A.C. included in the Registration Statement (Form S-1 No. 333-203934) and related prospectus of TerraForm Global, Inc. filed with the Securities and Exchange Commission

/s/ Paredes, Zaldívar, Burga & Asociados

Lima, Peru

August 18, 2015